Exhibit 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of NuVasive, Inc. (the “Company”) on Form 10-Q for the three months ended June 30, 2015, as filed with the Securities and Exchange Commission on the date hereof (the “Quarterly Report”), I, Gregory T. Lucier, Chairman and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.      The Quarterly Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.      The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 28, 2015

/s/ Gregory T. Lucier
Gregory T. Lucier
Chairman and Chief Executive Officer

In connection with the Quarterly Report, I, Quentin S. Blackford, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.      The Quarterly Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.      The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 28, 2015

/s/ Quentin S. Blackford
Quentin S. Blackford
Executive Vice President and Chief Financial Officer